Exhibit 99.1

Former Governor, U.S. Commerce Secretary, and U.S. Ambassador, Gary Locke, joins Fortinet Board of Directors

New Appointment Brings a Unique Breadth of Experience as the Fast-Growth Company Continues to Focus on Security Innovation and Protection for Enterprises and Government Organizations Worldwide

Sunnyvale, Calif., Sept. 28, 2015 - Fortinet® (NASDAQ: FTNT) - the global leader in high-performance cybersecurity solutions - today announced that Gary Locke joined Fortinet’s Board of Directors effective September 22, 2015.

Locke is a former Governor of the State of Washington, serving two consecutive terms, from 1997 to 2005. In addition, from 2009 to 2011, Mr. Locke ran the U.S. Department of Commerce as the Commerce Secretary, and he served as the United States Ambassador to China from 2011 until 2014. With more than 20 years of public service leadership, he brings a wealth of experience and knowledge on a broad range of corporate and global issues, related to cybersecurity challenges of different government organizations.

“We are pleased to have Gary join the Fortinet Board of Directors,” said Ken Xie, founder, chairman and CEO of Fortinet. “Gary is a strong business and cybersecurity advocate and, during his long career as a public servant, demonstrated an unwavering dedication to promoting innovation. Gary’s broad experience and knowledge will greatly benefit Fortinet as the company continues to execute its growth strategy and expand its presence in new and existing markets.”
“I am delighted to join the Board of Fortinet,” said Locke. “Fortinet has a long-standing track record of execution and of leading important cybersecurity innovations. With its exceptional engineering team, ground-breaking products and technology, strong customer focus, and global reach, the company is well positioned to grow its footprint and market position as one of the most important network security companies worldwide.”
Born and raised in Seattle, Washington, Locke is a graduate of Yale University with a Bachelor of Arts in Political Science and a law degree from Boston University. In addition to his public service, Locke has extensive experience in international law and government relations. Locke’s appointment follows the recent addition of Oracle Chief Marketing Officer, Judith Sim to the Fortinet Board of Directors.

About Fortinet
Fortinet (NASDAQ: FTNT) protects the most valuable assets of some of the largest enterprise, service provider and government organizations across the globe. The company's fast, secure and global cyber security solutions provide broad, high-performance protection against dynamic security threats while simplifying the IT infrastructure. They are strengthened by the industry's highest level of threat research, intelligence and analytics. Unlike pure-play network security providers, Fortinet can solve organizations' most important security challenges, whether in networked, application or mobile environments - be it virtualized/cloud or physical. More than 210,000 customers worldwide, including some of the largest and most complex organizations, trust Fortinet to protect their brands. Learn more at http://www.fortinet.com, the Fortinet Blog or FortiGuard Labs.

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